ATTACHMENT FOR CURRENT FILING OF N-SAR SUB-ITEM 77M

Immediately after the close of business on April 25, 2008, the Mid Cap Stock Trust acquired the assets (subject to all of the liabilities) of the Dynamic Growth Trust in exchange for shares of the Mid Cap Stock Trust. The transaction was approved by the Board of Trustees of each portfolio on December 13-14, 2007 and was approved by shareholders of the Dynamic Growth Trust on April 14, 2008. The terms of the transaction are set forth in the Plan of Reorganization dated March 3, 2008 attached as SUB-ITEM 77Q1 (g).

Immediately after the close of business on April 25, 2008, the Quantitative All Cap Trust acquired the assets (subject to all of the liabilities) of the Growth & Income Trust in exchange for shares of the Quantitative All Cap Trust. The transaction was approved by the Board of Trustees of each portfolio on December 13-14, 2007 and was approved by shareholders of the Growth & Income Trust on April 14, 2008. The terms of the transaction are set forth in the Plan of Reorganization dated March 3, 2008 attached as SUB-ITEM 77Q1 (g).

Immediately after the close of business on April 25, 2008, the Mid Cap Index Trust acquired the assets (subject to all of the liabilities) of the Quantitative Mid Cap Trust in exchange for shares of the Mid Cap Index Trust. The transaction was approved by the Board of Trustees of each portfolio on December 13-14, 2007 and was approved by shareholders of the Quantitative Mid Cap Trust on April 14, 2008. The terms of the transaction are set forth in the Plan of Reorganization dated March 3, 2008 attached as SUB-ITEM 77Q1 (g).

Immediately after the close of business on April 25, 2008, the Blue Chip Growth Trust acquired the assets (subject to all of the liabilities) of the U.S. Global Leaders Growth Trust in exchange for shares of the Blue Chip Growth Trust. The transaction was approved by the Board of Trustees of each portfolio on December 13-14, 2007 and was approved by shareholders of the U.S. Global Leaders Growth Trust on April 14, 2008. The terms of the transaction are set forth in the Plan of Reorganization dated March 3, 2008 attached as SUB-ITEM 77Q1 (g).